As Filed With the Securities and Exchange Commission on May 22, 2009

Registration No. 000-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 10

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GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

DIVINE SKIN, INC.

(Name Of Issuer In Its charter)

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FLORIDA	20-8380461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1135 Kane Concourse, 6th Floor, Bay Harbor, Florida 33154

(Address of Principal Executive Offices) (Zip Code)

(888) 404-7770

Issuer’s telephone number

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Copies of notices and other communications should be sent to:

Daniel Khesin
President	Roetzel & Andress, LPA
1135 Kane Concourse, 6th Floor	100 S.E. Third Avenue, 8th Floor
Bay Harbor, Florida 33154	Fort Lauderdale, Florida 33394
Telephone: (888) 404-7770	Telephone: (954) 462-4150
Facsimile: (646) 219-2572	Facsimile: (954) 462-4260

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Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of (“accelerated filer and large accelerated filer”), an accelerated filer, or a non-accelerated filer in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☑

TABLE OF CONTENTS

ITEM 1.

BUSINESS THE COMPANY

1

ITEM 1A.

RISK FACTORS

6

ITEM 2.

FINANCIAL INFORMATION

14

ITEM 3.

PROPERTIES

21

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

21

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

22

ITEM 6.

EXECUTIVE COMPENSATION

23

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

24

ITEM 8.

LEGAL PROCEEDINGS

24

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

24

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

26

ITEM 11.

DESCRIPTION OF SECURITIES TO BE REGISTERED

27

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

28

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

28

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

28

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

28

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Form 10 are forward-looking statements about what may happen in the future. Forward looking statements include statements regarding our current beliefs, goals, and expectations about matters such as our expected financial position and operating results, our business strategy, and our financing plans. The forward-looking statements in this Form 10 are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion of risk factors in Item 1A along with the financial statements and the notes to the financial statements included in this Form 10. The forward-looking statements in this Form 10 are made only as of the date of this Form 10 and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

ITEM 1.

BUSINESS THE COMPANY

Divine Skin, Inc. is a Florida corporation organized on January 26, 2007. Divine Skin, Inc. and its subsidiaries (collectively, the “Company” or “Divine Skin”) develop products for skin care and personal care needs. The Company has grown steadily since inception with a network of specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products. We currently offer the following lines of products:

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skin care

•

personal care

•

hair care

Our current products are discussed in detail below. We formulate, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order by order basis.

Our principal office is located at 1135 Kane Concourse, 6th Floor, Bay Harbor, Florida 33154. Our phone number is (888) 404-7770; our fax number is (646) 219-2572. Our website is http://www.divineskin.com.

Strategy

Divine Skin intends to capitalize on several opportunities to increase its market share, revenues, and profitability. The Company currently has a distribution network of retail outlets in the United States as well as internationally.

We intend to increase revenues and profitability by launching more products and to increase marketing activities for these products. However, merely creating products and putting them on retail shelves is generally a recipe for failure unless a number of supporting activities are carried out simultaneously. Each new successful product launch is broken down into several phases:

1.

Research and Development. The product must be of outstanding quality and fulfill the rigorous requirements of our business model. We are a performance driven brand and consumers expect a very high level of effectiveness from Divine Skin. In addition, in the retail environment where our products are sold regular shoppers who contribute to the organic growth and proliferation of the brand are turned away if the products do not deliver something truly special. Therefore all new products must be given careful attention, development, and research. The product launch phase is itself broken down into several phases of packaging development, formulation development, research, compatibility and stability testing, and a few other internal protocols.

2.

Awareness. Based on experience, we believe a product cannot achieve its sales potential unless it is launched along with a strong awareness and sampling campaign. An example of this would be to work with our retail partners and mail a newsletter to each customer that they have on their mailing list and include sachet samples of the product.

3.

Support. When products are rolled out onto retail shelves, in-store training and education is of paramount importance. The difference between simply placing products on shelves versus visiting the stores and providing intensive education, training, and incentives can make a material difference in sales volume.

4.

Advertising. We believe the Company can benefit greatly from increased advertising. Our greatest distribution expansion challenge is supporting new accounts rather than opening them. Furthermore, there is a material cost for hiring, training and compensating local representatives. Therefore, we believe the best way to drive strong sales through the majority of our accounts is to increase nationwide advertising which would simultaneously increase brand awareness and educate clients in local markets to successfully drive sales through remaining doors that are not serviced.

Products

Our current product lines include the following:

Skin Care

Trioxil®

Trioxil (bisazulene gel) is an acne cream. It contains a modified form of naturally occurring compound found in chamomile flowers and encapsulated in nanosomes. The pharmacological activity of this compound has been shown in clinical studies to be antibacterial, antimicrobial, fungicidal and at the same time anti-inflammatory.

Hydroviton®

Hydroviton. is a skin cleanser, designed to make skin look healthier, smoother, more consistent, with a dramatically improved texture. Developed for oily and acne prone skin this cleanser has also proved remarkable for all skin types due to its intensely moisturizing and calming properties. Hydroviton.CR can be used on the most sensitive skin without any irritation.

Keramene®

Keramene suppresses hair growth to reduce shaving, waxing, and other depilatory chores, while it softens remaining hair strands. Keramene works by combing plant hormones, natural palmatine, and nondihydroguaiaretic acid. Keramene performs via two complementary pathways: 1) inducing follicles into the catagen state so they stop growing hairs, and 2) suppressing kerafinocyte proliferation so remaining hairs grow slower. Keramene combines dormin with palmatine and nondihydroguaiaretic acid. This bilateral attack means a high-maintenance image with low-maintenance technique.

Viterol.A®

Viterol.A is the first anti-aging aid that contains viatrozene, a new compound that visibly reduces wrinkles and expression lines and significantly improves over-all skin health. Viterol.A is a continuous and safe treatment.

Oligo®

Oligo.DX is a cream that reduces the appearance of cellulite from women’s thighs, hips and buttocks. We believe Oligo.DX improves the appearance of cellulite.

Hair Care

Spectral.DNC-L®

Indicated for men with advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale – Spectral.DNC-L combines all the latest science into one convenient formula to regrow hair via multiple pathways. We believe this formula delivers an aggressive, powerful, and effective topical treatment to retain and regrow hair.

Spectral.RS®

Spectral.RS works by addressing multiple causes that lead to thinning hair such as perifollicular fibrosis and internal factors such as stress, hormonal disturbances, lack of vitamins and mineral salts, and the use of certain medications. Perifollicular fibrosis is a condition that accompanies all hair loss whereby the collagen around the hair root becomes rigid and tightens, pushing a root to the surface and causing premature hair loss. Other ingredients in Spectral.RS help improve the nutrition, circulation, and metabolism of the follicle.

Revita®

We believe Revita is the most efficient hair growth stimulating shampoo available in the market. Revita is a combination of precious materials specially designed to maintain scalp vitality and act on follicle dysfunctions in order to achieve best results in short periods of time. This formulation is developed completely without the use of Sodium Lauryl Sulfate and Sodium Laureth Sulfate, commonly used low cost detergents in shampoos and cleansers that are linked to skin irritation, drying, and hair loss due to follicle attack.

Personal Care

Nirena®

Nirena is an intimate feminine care cleanser developed to provide efficacy and results that are inadequately addressed by other commercially available products, which use cheap detergents, harsh chemicals, and low pH tolerances.

Future Products

The Company intends to launch the following products during 2009:

•

Revita.ELX. Revita.ELX is a product based on advanced bio-peptides that are clinically proven to grow and increase the length and girth of eyelash hair. Rather than packaging the product in the form of an eye lash curler, Revite.ELX will be packaged in disposable individual use packets that provide better hygiene and reduce the risk of eye infection.

•

Nia Hydrating Shampoo. Nia Hydrating Shampoo is being developed to deliver ingredients in liposomes past the cuticle into the internal structure of the hair shaft rather than keeping ingredients only on the surface of the hair. The product is being developed in response to requests within our distributor network who are seeing strong demand for hydrating shampoos and conditioners. Final laboratory samples are completed and this product is in production.

•

Nia Conditioner. Nia Conditioner is designed to complement Nia Hydrating Shampoo.

Marketing and Advertising

We have in-house graphic design and public relations departments to create and maintain product support literature, catalogs, mailings, web-based advertising, newsletters, editorials, advertorials, and press releases. We also target specific markets by selectively advertising in journals and magazines that we believe reach our potential customers.

Manufacturing and Supplies

The Company uses contracted third parties to manufacture its products and to provide raw materials. The third party manufactures are responsible for receipt and storage of raw material, production and packaging and labeling finished goods. At present, the Company is dependent upon manufacturers for the production of all of its products. To the extent the manufacturer should discontinue the relationship with the Company, the Company’s sales could be adversely impacted. The Company believes at the present time it will be able to obtain the quantity of products and supplies it will need to meet orders.

We purchase all of our raw materials from third party suppliers and manufacturers pursuant to purchase orders without any long-term agreements. In the event that a current manufacturer is unable to meet our manufacturing and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third party suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

Relationships with Retailers

The Company sells a variety of products that all fall into the category of either skin care, hair care or personal care. While all of our offerings are health care based, each product category targets a slightly different consumer and approaches its target group in a different manner. Due to the common theme, some of the markets will overlap, thereby qualifying the same customer for more than one major product. Our products are sold through retail and wholesale groups. The Company does not currently sell directly to the end user. The Company has established relationships with specialty retailers, spas, salons and distributors, the majority of which are on a purchase order basis, without long term commitments. The Company continues to search for retailers and distributors both nationally and abroad for all of our products.

Exclusive Distribution Agreements

The Company has entered into an Exclusive Distribution Agreement with Cellway International, Inc. (“Cellway”). Under an agreement dated November 25, 2008, the Company has granted Cellway the exclusive distribution rights for its current products throughout Japan. The term of the agreement is for a period of ten years unless earlier terminated by the Company or Cellway. Cellway may terminate this agreement at any time after December 31, 2009 by providing the Company with not less than 30 days advance written notice. In addition, the Company may terminate the agreement if Cellway fails to comply with minimum sales quotas of 25,000 product units per year. For the year-ended December 31, 2008, revenues from the Company’s relationship with Cellway accounted for 11.3% of the Company’s revenues. In addition, for the three months ended March 31, 2009, revenues from the Cellway Exclusive Distribution Agreement accounted for 19.5% of the Company’s total revenues.

The Company has also entered into an Exclusive Distribution Agreement with WR Group, Inc. (“WR Group”). Pursuant to the Exclusive Distribution Agreement dated March 1, 2009, the Company has granted WR Group the exclusive rights to distribute its current products within the European Union. The term of the agreement is for a period of ten years unless earlier terminated by WR Group with not less than 30 days written notice to the Company. In addition, the Company may terminate the agreement if WR Group fails to comply with minimum sales quotas of 25,000 product units per year. For the three month period ended March 31, 2009, revenues from this agreement accounted for approximately 28.5% of all the Company’s revenues.

Research and Development

We perform our research and development at our executive offices, primarily through the services of our chief executive officer and a chemist.

Proprietary Rights

The Company regards the protection of copyrights, trademarks, patents and other proprietary rights that it may own or licenses material to its future success and competitive position. The Company relies upon the combination of laws and contractual restrictions such as confidentiality agreements to establish and protect its proprietary rights. Laws and contractual restrictions, however, may not be sufficient to prevent misappropriation of proprietary rights or to deter others from independently formulating products that are substantially equivalent or superior to the Company’s products. The Company has no patent protection on any of its products. See “RISK FACTORS”.

Regulation

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances in cosmetic products. Similar statutes are in effect in various states and foreign jurisdictions. Health and beauty aids are also subject to the jurisdiction of the Federal Trade Commission with respect to matters such as advertising content and other trade practices. The failure of our Company or our manufacturers to comply with applicable government regulations could result in product recalls that could adversely effect our relationships with our customers. In addition, the extent that potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

Competition

The skin care and personal care industries are highly competitive. Many of the Company’s competitors are large, well known companies that have considerably greater financial, sales, marketing, research and development and technical resources in the company. Additionally, these competitors have formulary capabilities that may allow them to formulate new and improved products that may compete with product lines that the Company develops and markets. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop advertising, educational and information programs like this formulated by the company to support their marketing efforts. The Company’s business, financial condition and results of operations could be materially and adversely effected by any one or more of such developments.

Our products, in general, compete against similar products distributed by national skin care and personal care companies, including, but not limited to, Cooper Peptide, Syk Haircare and Asian Skincare Ideas.

Employees

At December 31, 2008, we had nine fulltime employees, including two in product research and development, three in operations and customer services, and four in administrative and finance positions. In addition, we have seven part-time employees. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our labor force as satisfactory.

Additional Information

We will make available and voluntarily provide paper copies, free of charge upon written request to our president, copies of any registration statement, amendments, and other reports and other information we file with the SEC as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Our registration statement, amendments, and other reports and other information we file subsequently can also be inspected and copied at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Such reports and other information may also be obtained from the web site that the SEC maintains at http://www.sec.gov. Further information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

ITEM 1A.

RISK FACTORS

Risks Relating to Our Business Generally

WE HAVE INCURRED RECENT LOSSES AND MAY INCUR LOSSES IN THE FUTURE THAT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION

Although we have incurred net income of $144,423 for the three months ended March 31, 2009, we have incurred net losses for the years ended December 31, 2008 and December 31, 2007 in the amounts of $425,257 and $5,436, respectively. In the event we are unable to sustain increased gross margins, reduced costs and/or continue to generate sufficient additional revenues to offset our costs at levels achieved in the three months ended March 31, 2009 or better, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

OUR ABILITY TO SUCCEED DEPENDS ON OUR ABILITY TO GROW OUR BUSINESS AND ACHIEVE PROFITABILITY.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the skin care and personal care industry;

•

Our ability to continuously offer new or improved products;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

Our ability to maintain sufficient production capacity for our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

THE MAJORITY OF OUR REVENUE IS GENERATED ON THE BASIS OF PURCHASE ORDERS, RATHER THAN LONG TERM PURCHASE COMMITMENTS THAT MAY ADVERSELY AFFECT OUR MARGINS IF WE LOSE ONE OR MORE OF THESE CUSTOMERS.

We sell our products through over 20 distributors and directly to over 1,000 customers. While we have long-term agreements with several distributors, the majority of our customers may cancel a purchase order or defer shipments of our products at any time. While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may be different from our forecasts, which could adversely affect our margins and ability to maintain profitability

IF WE FAIL TO PROMOTE AND MAINTAIN OUR BRAND IN THE MARKET, OUR BUSINESSES, OPERATING RESULTS, FINANCIAL CONDITION, AND OUR ABILITY TO ATTRACT CUSTOMERS WILL BE MATERIALLY ADVERSELY AFFECTED.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND MAY BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS BY THIRD PARTIES.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology and there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices and we may not be able to effectively compete against these companies.

We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could expose us to the following risks, among others, we may be required to:

•

Defend against infringement claims which are expensive and time consuming;

•

Cease making, licensing or using products that incorporate the challenged intellectual property;

•

Re-design, re-engineer or re-brand our products or packaging; or

•

Enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

WE ARE DEPENDENT UPON A FEW SUPPLIERS FOR A SIGNIFICANT PORTION OF OUR RAW MATERIALS AND OUR SUPPLIERS ARE DEPENDENT ON THE CONTINUED AVAILABILITY AND PRICING OF RAW MATERIALS, EITHER OF WHICH COULD NEGATIVELY AFFECT OUR ABILITY TO MANAGE COSTS AND MAINTAIN PROFITABLE OPERATING MARGINS.

We currently purchase a majority of our raw material from three different material suppliers with whom we have no written purchase contracts. Our three largest suppliers, combined, represent 80% of all raw materials we purchased in 2008. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on three primary suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in further delays. We have tried to minimize these risks by maintaining inventories in excess of our current and projected needs but can make no assurances that we will be able to maintain adequate stockpiles or that we will be able to acquire and stockpile raw materials at costs that can be passed on to customers. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders that could result in lost orders and revenue.

WE RELY ON THIRD-PARTY SUPPLIERS AND MANUFACTURERS TO PROVIDE RAW MATERIALS FOR OUR PRODUCTS AND TO PRODUCE OUR PRODUCTS, AND WE WILL HAVE LIMITED CONTROL OVER THESE SUPPLIERS AND MANUFACTURERS AND MAY NOT BE ABLE TO OBTAIN QUALITY PRODUCTS ON A TIMELY BASIS OR IN SUFFICIENT QUANTITY.

Substantially all of our products will be manufactured by unaffiliated manufacturers. We may not have any long-term contracts with our suppliers or manufacturing sources, and we expect to compete with other companies for raw materials, production and import capacity.

There can be no assurance that there will not be a significant disruption in the supply of raw materials from our intended sources or, in the event of a disruption, that we would be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner.

If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or raw material sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

WE RELY ON LIMITED INTELLECTUAL PROPERTY PROTECTION AS AN IMPORTANT ELEMENT OF COMPETITION.

We currently have trademark registration for most of our products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold.

Currently, we have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. More than the name trademark, the proprietary blend formula makes formula replication challenging for any possible competitor. We believe adding proprietary blends make replication quite difficult and expensive. However, to the extent we do not have patents on our products; another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

LIKE OTHER RETAILERS, DISTRIBUTORS AND MANUFACTURERS OF SKIN CARE AND PERSONAL CARE PRODUCTS, WE FACE AN INHERENT RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS IN THE EVENT THAT THE USE OF THE PRODUCTS THAT WE SELL RESULTS IN INJURY.

While management believes we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, certain individuals or groups of individuals may seek monetary retribution.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY UNFAVORABLE PUBLICITY WITHIN THE SKIN CARE OR PERSONAL CARE MARKET.

We believe that the skin care and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

OUR SUCCESS IS DEPENDENT UPON THE SUCCESSFUL INTRODUCTION OF OUR NEW PRODUCTS AND SUCCESS IN EXPANDING THE DEMAND FOR EXISTING BRANDS.

We believe the growth of our net sales is substantially dependent upon our ability to introduce our products to the public. At present, we have limited resources to spend on advertising and marketing therefore we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce additional products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

WE DO NOT HAVE LONG-TERM CONTRACTS WITH SUPPLIERS AND MANUFACTURERS AND WE ARE DEPENDENT ON THE SERVICES OF THESE THIRD PARTIES.

We purchase all of our products from third-party suppliers and manufacturers pursuant to purchase orders, but without any long-term agreements. In the event that a current supplier or manufacturer is unable to meet our manufacturing and delivery requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third-party suppliers and manufacturers, none of these agreements are long term. We also rely on third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

THE SKIN CARE, HAIR CARE AND PERSONAL CARE PRODUCT MARKETS ARE INTENSELY COMPETITIVE AND THE STRENGTHENING OF ANY OF OUR COMPETITORS COULD HARM OUR BUSINESS.

The skin care, hair care and personal care products industry is intensely competitive. Many competitors have greater name recognition and financial resources, which may give them a competitive advantage. Our competitors may also be able to devote greater resources to marketing, promotional, and pricing campaigns that may influence our continuing and potential independent associates and members to buy products from competitors rather than from us. Such competition could adversely affect our business and current market share.

MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER FINANCIAL, TECHNICAL AND HUMAN RESOURCES THAN WE DO.

Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors.

In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours.

We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY AND UNLESS WE OFFSET THESE ADDITIONAL COSTS BY DECREASING OTHER EXPENSES AND/OR INCREASING REVENUE, WE MAY NOT BE ABLE TO ABSORB THESE COSTS WHICH MAY ADVERSELY AFFECT OUR OPERATIONS.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as amended, as well as new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We are in the process of implementing corporate governance standards, disclosure controls and financial reporting and accounting systems to meet our reporting obligations; however, we expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The measures we take may not be sufficient to satisfy our obligations as a public company and we expect the implementation costs and engagement of professionals to assist in the implementation to be prohibitive in the short term.

We have engaged a financial consulting firm to assist our principal accounting officer and to provide financial and compliance advisory support services to our senior management until we are able to hire a chief financial officer and executive level employees to help us achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time. There can be no assurance that our current or future management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements without significant cost to us. Unless we offset the additional costs by decreasing other expenses and/or increasing revenue or raising additional capital, we may not be able to absorb the costs of complying with Sarbanes Oxley and our SEC reporting requirements, which may divert funds away from marketing activities and maintaining state of the art manufacturing equipment, either of which could adversely affect our operations. Further tightening may require us to defer management salaries, which may discourage current management personnel and potential individuals from joining the Company. We can make no assurances that we will not defer executive salaries, which could affect our ability to attract, recruit or retain qualified management personnel that would otherwise help us minimize the professional costs in connection with our compliance and reporting requirements.

THE LACK OF EXPERIENCE OF OUR CURRENT MANAGEMENT TEAM IN MANAGING A REPORTING COMPANY MAY PUT US AT A COMPETITIVE DISADVANTAGE

Our executive officers have not managed a publicly traded company and have no experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition into a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our President and Office Manager and may divert their attention away from the day-to-day management of our business, which would materially and adversely impact our business operations. We intend to hire additional executive level employees, but there can be no assurance that our current or future management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

Risks Relating to our Securities

TO RAISE ADDITIONAL CAPITAL TO FUND OPERATIONS, WE INTEND TO ISSUE ADDITIONAL SHARES OF STOCK WHICH WILL DILUTE ALL SHAREHOLDERS

We may require additional capital for the acquisition, replacement or repair of equipment, processes or technologies that are complementary to ours, or to fund our working capital and capital expenditure requirements. To date, we have relied on financing through the ongoing sale of our securities outside the United States pursuant to Regulation S. Since early 2009 and through March 31, 2009, we have raised an aggregate of $383,774 through the sale of our securities to foreign investors. Our cash offering expenses on these sales average 30% of the proceeds raised, which includes finders fees. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

SHARES ELIGIBLE FOR SALE OR CONVERTIBLE INTO SHARES IN THE FUTURE COULD NEGATIVELY AFFECT OUR STOCK PRICE AND DILUTE SHAREHOLDERS

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of March 31, 2009, we had 90,767,548 issued and outstanding shares of common stock of which our officers and directors hold or control 90,000,000 shares of common stock or 99%.

As of the date of this registration statement, there are currently 10,000,000 shares of Series A preferred stock that is convertible into shares of common stock on a one to one basis. These preferred shares are held by our officers and directors. Such shares vote on a 1 to 10 basis and vote with the common stock, except as otherwise required under Florida law. We have not issued options or other securities under our equity incentive plan; however, we may issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

OUR MANAGEMENT AND PRINCIPAL SHAREHOLDERS IN THE AGGREGATE, OWN OR CONTROL APPROXIMATELY 99% OF OUR OUTSTANDING COMMON SHARES AND AS MAJORITY SHAREHOLDERS, ARE ABLE TO CONTROL VOTING ON ISSUES AND ACTIONS THAT MAY NOT BE BENEFICIAL OR DESIRED BY OTHER SHAREHOLDERS.

As of the date of this registration statement, our offers and directors own 99% of the issued and outstanding common stock. Furthermore, our officers and directors also own 10,000,000 shares of Series A preferred stock, which have significant voting rights. Accordingly, our officers and directors control 99% of the issued and outstanding shares and as such could elect all directors, and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

THE ISSUANCE OF PREFERRED STOCK COULD CHANGE CONTROL OF THE COMPANY.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE RESALE CONDITIONS UNDER RULE 903(B)(3) OR CATEGORY 3 OF REGULATION S UNDER THE SECURITIES ACT.

With the exception of 90,000,000 shares of our common stock issued to or otherwise controlled by officers and directors, all of our shares of issued and outstanding common stock and all of our issued and outstanding shares of common stock are subject to the resale restrictions under Rule 903 of Regulation S, as amended. Under Category 3, offering restrictions (as defined under Regulation S) had to be in place in connection with our Regulation S offering that commenced in 2009. These restrictions include:

•

certification by the purchaser that he or she is not a U.S. person and that the purchaser is not acquiring the securities for the account of any U.S. person;

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an agreement by each purchaser not to engage in hedging activities with regards to the securities except in compliance with the Securities Act;

•

the placement of a restrictive legend on each certificate for securities sold pursuant to Regulation S; and

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the Company to issue stop transfer instructions to the transfer agent and refuse any registration or transfer of securities not made in accordance with Regulation S.

THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK.

There has been no public market for our common stock and we cannot assure that a public market for our common stock will develop in the future. In addition, a substantial number of our shares are “restricted securities” having been issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) or pursuant to Regulation S promulgated under the Securities Act. Resales of these shares to “U.S. Persons” as defined in Regulation S may only be made in an offshore transaction in compliance with Regulation S promulgated under the Securities Act, or pursuant to an effective registration statement under the

Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act, and in each case, in accordance with all applicable securities laws.

Although we have not yet determined the timing of doing so, we anticipate that following the filing of a selling security holders registration statement, we will apply to have our common stock quoted on the Over-The-Counter Bulletin Board (the “OTCBB”), however, the OTCBB is a dealer system and we will have to seek market-makers to provide quotations for our common stock. Even if our common stock is quoted on the OTCBB, the OTCBB provides a limited trading market and we can make no assurances that any market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for shareholders to sell their shares or recover any part of their investment in the Company. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile so that holders of our common stock will not be able to sell their shares at prices that allow them to recover any or all of their investment. Market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

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Introductions of new products or new pricing policies by us or by our competitors;

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The gain or loss of significant customers or product orders;

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Actual or anticipated variations in our quarterly results;

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The announcement of acquisitions or strategic alliances by us or by our competitors;

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Recruitment or departure of key personnel;

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The level and quality of securities research analyst coverage for our common stock;

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Changes in the estimates of our operating performance or changes in recommendations by us or any research analysts that follow our stock or any failure to meet the estimates made by research analysts; and

•

Market conditions in our industry and the economy as a whole.

In addition, public announcements by our competitors concerning, among other things, their performance, strategy, accounting practices, or legal problems could cause the market price of our common stock to decline, regardless of our actual operating performance.

FUTURE RESALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Although we contemplate developing a market for our common stock in the future, there can be no assurance that a market for our securities will be created or, if such a market is created, that it will be sustained. In the event a public market for our securities develops, a substantial portion of our outstanding shares of common stock would be eligible for resale to the public pursuant to Rule 144. Rule 144, as amended, provides that a person (or persons whose shares are aggregated) who is a non-affiliate may sell his shares, without any volume limitation, if he has satisfied a six month holding period. Affiliates (members of our management, control persons and related parties) may sell after satisfying a one year holding period, subject to volume requirements, manner of selling and reporting requirements. In addition, we may also issue additional shares of stock and securities convertible into or exercisable for our common stock in connection with our business and pursuant to our equity incentive plan for employees and consultants. At such time as a market develops, if ever, resale of a significant portion of our issued and outstanding common stock after these restrictions lapse or are satisfied could have a depressive effect on the price of our common stock in any public market that develops, may impair our ability to raise capital by selling additional securities, and may restrict the liquidity of an investor’s investment.

ITEM 2.

FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

As a “smaller reporting company” we are permitted to scale disclosure and therefore, are not providing the information contained in this item pursuant to Regulation S-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in Item 1A of this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Significant Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Use of Estimates -- These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated the expected shelf life of our inventory, the future economic benefit of prepaid slotting allowances and trade credits, our marketing initiatives ability to generate sufficient business to support expand production capacity, potential inventory and distribution requirements as well as obsolescence and our net operating loss for tax purposes. Actual results could differ from those estimates.

Risks and Uncertainties -- The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Equivalents -- We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents included cash on hand and cash in the bank.

Accounts Receivables -- Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. In estimating credit risk, management considers the customer’s specific performance history with other vendors, credit bureau reports and industry reputation. During the period ended December 31, 2008 no losses have been incurred from uncollectable accounts.

Inventory – Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.  Our inventory is stored in third party fulfillment facilities that also perform shipping functions.

Revenue Recognition -- Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with SAB 104, Revenue Recognition, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

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persuasive evidence of a sales arrangement exists,

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delivery has occurred,

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the sales price is fixed or determinable and

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collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development -- The Company does not engage in research and development as fined in SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

RESULTS OF OPERATIONS

The following discussion and analysis addresses the major factors that affected our operations and financial condition reflected in our consolidated audited financial statements for the years ended December 31, 2008 and December 31, 2007. This discussion is intended to supplement and highlight information contained in, and should be read in conjunction with, our financial statements and related notes and the selected financial data presented elsewhere in this report.

Year Ended December 31, 2008 (“YTD-2008”) to the Year Ended December 31, 2007 (“YTD-2007”)

Revenues -- Total revenues increased $798,817 or 40.6%, to $2,766,475 (YTD-2008) from $1,967,658 (YTD-2007). The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for approximately 30% of total sales.

Revenues have increased as a result of the Company’s efforts to establish distribution agreements with distributors in several global target markets. The Company conducts a significant portion of business with Cellway International, Inc. under an exclusive distribution agreement. Revenues from the Cellway International, Inc. agreement accounted for approximately 11% of the Company’s total revenues during 2008.

Cost of Goods Sold -- Total cost of goods sold increased $353,800 or 49.5%, to $1,068,555 (YTD-2008) from $714,755 (YTD-2007). $290,172 or 82.0% of the increase is primarily related to our 40.6% increase in sales. $63,629 or 18.0% of the increase is a result of fluctuations in product cost and handling expenses.

Selling and Marketing Costs -- Selling and marketing costs increased $169,397 or 25.7%, to $827,276 (YTD-2008) from $657,879 (YTD-2007). The increase is primarily due to the following:

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Increases in:

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$205,393 for warehousing costs due to increased costs of distribution as a result of our expanding sales,

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$44,530 for freight and shipping costs also resulting from our expanding sales,

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$39,406 for travel and entertainment costs incurred to promote additional sales,

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$36,914 for postage costs resulting from increased shipments of product,

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$30,588 net, for other selling and marketing costs,

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Decreases in:

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$187,434 for marketing and promotion cost that were borne, in a large part, by the Company’s distributors in 2008.

General and Administrative Costs -- General and administrative costs increased $681,433 or 113.5%, to $1,281,892 (YTD-2008) from $600,459 (YTD-2007). The increase is due to the following:

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Increases in:

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$307,469 for personnel costs due to increased staffing and bonus as a result of our expanding sales,

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$233,000 for settlement claims with suppliers,

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$58,760 for professional fees for attorneys and accountants to draft and review various new business arrangements to promote expanding sales,

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$57,451 for bad debts resulting from unrecovered advances to a failed related company,

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$62,631 net, for various other general and administrative costs,

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Decreases in:

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$37,878 for office rent cost a portion of which was subleased in 2007, prior to the Companies growth in 2008.

Other Income (Expense) -- Other expenses increased $14,009 to $14,009 expense (YTD-2008) from $0 expense (YTD-2007). The increase was primarily a result of net increases in various other expenses which individually are not significant.

Net Loss -- As a result of the various fluctuations discussed above, Net Loss increased $419,821 or 7,723% to a $425,257 Net Loss (YTD-2008) from $5,436 Net Loss (YTD-2007).

Three Months Ended March 31, 2009 (“QTR-2009”) to the Three Months Ended March 31, 2008 (“QTR-2008”)

Revenues - Total revenues increased $270,004 or 36.4%, to $1,010,784 (QTR-2009) from $740,779 (QTR-2008). The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 30.1% of total sales.

Revenues have increased as a result of the Company’s efforts to establish distribution agreements. The Company conducts a significant portion of business with two distributors, Cellway International, Inc. and WR Group, Inc., which total approximately 19.5% and 28.5% of (QTR 2009) revenues, respectively.

Cost of Goods Sold - Total cost of goods sold decreased $76,023 or 28.9%, to $187,245 (QTR-2009) from $263,268 (QTR-2008). In QTR-2009, we began to formulate some of our own products in our new production facilities rather than outsource production. Consequently, our cost of goods sold decreased $76,023.

Selling and Marketing Costs - Selling and marketing costs increased $26,401 or 13%, to $230,191 (QTR-2009) from $203,790 (QTR-2008). The increase is primarily due to the following:

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Increases in:

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$17,381 for warehousing costs due to increased costs of distribution as a result of our expanding sales,

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$23,728.07 for freight and shipping costs also resulting from our expanding sales,

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$12,968 for travel and entertainment costs incurred to promote additional sales,

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$10,363 for product development to expand the product line,

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$16,649 for call center operations to handle increased sales,

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$13,892 net, for other selling and marketing costs,

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Decreases in:

•

$68,580 for marketing and promotion cost that were borne, in a large part, by the Company’s distributors in 2008.

General and Administrative Costs - General and administrative costs increased $146,724 or 66.2%, to $368,260 (QTR-2009) from $221,536 (QTR-2008). The increase is due to the following:

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Increases in:

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$50,320 for personnel costs due to increased staffing and bonus as a result of our expanding sales,

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$57,946 for professional fees for attorneys and accountants to draft and review various new business arrangements to promote expanding sales,

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$13,045 for bad debts resulting from unrecovered advances to a failed related company,

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$19,272 for credit card fees,

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$6,141 net, for various other general and administrative costs,

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Decreases in:

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none of significance.

Other Income (Expense) - Other income increased $25,515 or 159.8% to $8,795 income (QTR-2009) from $14,331 expense (QTR-2008). The increase was primarily a result of net decreases in various other expenses which individually are not significant.

Net Income – As a result of the various fluctuations discussed above, Net Income increased $121,287 or 524.3% to a $144,423 (QTR-2009) from $23,135 (QTR-2008).

We realized net income of $144,423 for the three months ended March 31, 2009, as compared to net income of $23,135 for the three months ended March 31, 2008.

Liquidity and Capital Resources

Our operating and capital requirements in connection with supporting our expanding operations and introducing new products have been and will continue to be significant to us. Our losses from 2007 and 2008 operations along with the increased costs and working capital required to grow our business were satisfied through the initial contribution by our founders in 2007 and through subscriptions to purchase shares under a private placement which we began accepting subscriptions in early 2009.

Based on our current plans for the next 12 months, we anticipate that additional revenues earned from our expanded product line and broadened distribution channels will be the primary organic source of funds for future operating activities in 2009. To fund continued expansion of our product line and extend our reach to broader markets, including foreign markets, we may rely on bank borrowing, if available, and the private placement of securities.

During the year ended December 31, 2007, our executives contributed $220,720 in cash and other assets to provide the capital to support company operations. This infusion is has been accounted for as a capital contribution and as such the Company is not expected to either repay the contributions or issue additional stock to reimburse the executives.

During the three months ended March 31, 2009, the Company accepted an aggregate of $383,774 from five foreign investors to subscribe for 767,548 of our common shares under a Private Placement Memorandum (“PPM”). The PPM provides for issuance costs of 30% which amounted to $115,132 in relations to this transaction. As a result, the Company netted $268,642 in proceeds from the subscription.

Cash Flows for the Year Ended December 31, 2008

Cash Flows from Operating Activities

Operating activities used net cash for the year ended December 31, 2008 of $57,869. Net cash used reflects an adjusted net loss for the year ended of approximately $412,617, as adjusted for various items which impact net income but do not impact cash during the period, such as depreciation and amortization. Net cash used also reflects $354,749 of cash provided from net changes in working capital items, primarily from financing provided by vendors, which included:

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a $68,278 used by an increase in accounts receivable as a result of increased sales,

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a $40,755 used by an increase in inventory to support increased sales,

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a $16,722 used by an increase in prepaid expenses and other current assets also as a result of increased sales and as a result of subscription issuance cost advances,

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a $422,841 provided by an increase in accounts payable and accrued expenses as a result of additional purchases from vendors to support expanded sales, and accrued warrant expense and supplier claims, and

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a $57,661 provided by an increase in other current liabilities as a result of customer deposits received for future orders.

Cash Flows used in Investing Activities

Our investing activities used $66,006 in net cash during the year ended December 31, 2008. Net cash used is primarily composed entirely of capital expenditures for furniture and equipment along with security deposits to expand our operational capabilities. We also advanced $14,587 to related parties to develop additional brands and distribution channels.

Cash Flows from Financing Activities

Our financing activities provided net cash of $149,222 for the year ended December 31, 2008. We raised approximately $213,174 through subscriptions for the sale of our common stock, before $63,952 in issuance costs.

Financial Position

Our total assets increased $204,467 or 26.8% to $967,628 as of December 31, 2008 from $763,161 as of December 31, 2007 as a result of a net increase in cash of $25,347; net increases in current assets of $125,754; net increase in furniture and equipment of $30,779 for new equipment; and a net increase in other assets of $22,587 for advances to related parties to develop additional brands and distribution channels, all related to supporting our increasing sales.

Cash Flows for the Three Months Ended March 31, 2009

Cash Flows from Operating Activities

Operating activities used net cash for the three months ended March 31, 2009 of $115,538. Net cash used reflects an adjusted net income for QTR-2009 of approximately $148,341, as adjusted for various items which impact net income but do not impact cash during the period, such as depreciation and amortization. Net cash used also reflects $263,878 of cash provided from net changes in working capital items, primarily from financing provided by vendors, which included:

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$59,729 used by an increase in accounts receivable as a result of increased sales,

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$272,950 used by an increase in inventory to support increased sales and raw materials to support in-house production,

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$1,678 used by an increase in prepaid expenses and other current assets also as a result of increased sales and as a result of subscription issuance cost advances,

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$16,053 used by a decrease in accounts payable and accrued expenses as a result of satisfying vendor payables and supplier claims, and

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$86,531 provided by an increase in other current liabilities primarily as a result of the provision for income taxes on net income.

Cash Flows used in Investing Activities

Our investing activities provided $15,026 in net cash during QTR-2009. Net cash provided is primarily composed of a $29,587 reduction in advances to related parties, which was offset by $6,561 in capital expenditures for furniture and equipment and $8,000 additional security deposits to expand our operational capabilities.

Cash Flows from Financing Activities

Our financing activities provided net cash of $119,420 for Q109. We raised approximately $170,600 through subscriptions for the purchase of our common stock, before $51,180 in issuance costs.

Financial Position

Our total assets increased $334,321 or 34.5% to $1,301,949 as of March 31, 2008 from $967,628 as of December 31, 2008 as a result of a net increase in cash of $18,909; net increases in current assets of $353,265; net increase in furniture and equipment of $2,643 for new equipment; and a net decrease in other assets of $21,587 for reductions in advances to related parties.

Sales of Equity Securities

In 2009, we began accepting subscriptions from the sale of shares of our common stock to non-US resident investors. The placement of common stock is currently open and is intended to meet the exemptions of Regulation S of the Securities Act. The funds received from the sale of our common stock have been used for operational purposes. We have received funded subscriptions, less selling expenses and finder’s fees, as follows:

Table of funded subscriptions, less selling expenses

	Common Stock Proceeds	Selling Expenses	Net Proceeds
2009(1)	$383,774	$115,132	$268,642
TOTAL	$383,774	$115,132	$268,642

———————

(1)

Information through the three months ended March 31, 2009.

Material Commitments

None.

OFF BALANCE SHEET ARRANGEMENTS

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies

In April 2009 the FASB issued FASB FSP 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. FSP 141(R)-1 amends the provisions in SFAS 141(R) for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. This FASB Staff Position eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in SFAS 141(R) and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141(R)-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 had no impact on our financial position or results of operations and financial condition, since we have not had any business combinations closing on or after the January 1, 2009 effective date

Interim Disclosures about Fair Value of Financial Instruments

On April 9, 2009, FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. FSP 107-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB 28, “Interim Financial Reporting”, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 will be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

On April 9, 2009, FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. In addition, FSP 157-4 includes guidance on identifying circumstances that indicate a transaction is not orderly. Further, this FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. FSP 157-4 will be effective for interim and annual reporting periods ending after June 15, 2009, and will be applied prospectively. Early adoption is permitted.

ITEM 3.

PROPERTIES

We currently lease executive office space located at 1135 Kane Concourse, 6th Floor, Bay Harbor, Florida 33154. We lease this space for $7,250 per month during the initial year of the lease, $8,000 per month during the second year of the lease and $8,320 per month during the final year of the lease. This space also currently contains our research laboratory. The lease term is for a period of 36 months through January 2012. We believe this space is adequate to maintain and expand our current business operations.

The Company leased its previous corporate headquarters office spaced located in Miami Beach, Florida on a 5 year lease from a third party. The annualized rental expense was approximately $102,900 for each year through its expiration in December 2011. The lease is guaranteed by our executive officers. In March 2009, the Company relocated its corporate headquarters to new facilities in Bay Harbor, Florida.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of May 1, 2009, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, the address for each shareholder is 1135 Kane Concourse, 6th Floor, Bay Harbor, Florida 33154.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Daniel Khesin	55,000,000(1)	54.5%
Michael Paul Strong	25,000,000(2)	24.8%
Leonid Smirnov	20,000,000(3)	19.8%
All current officers and directors as a group (3 persons)	100,000,000	99.9%

———————

(1)

Includes 5,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to ten votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(2)

Includes 2,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to ten votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(3)

Includes 2,000,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to ten votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, key employees and directors as of the date of this registration statement. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Daniel Khesin	29	President, Chief Executive Officer, Principal Accounting Officer and Chairman
Leonid Smirnov	29	Vice President
Michael Paul Strong	29	Vice President of Sales

Daniel Khesin has served as President and CEO of the Company since its inception. Prior to that time, Mr. Khesin was CEO of DK Design Group, Inc., a professional audio company, where he managed investments, engaged in the incubation of new technology and developed a distribution network from January 2004 to 2005. Mr. Khesin was Vice President of Operations of Free Razor, LLC, a continuity program for personal care products from 2003 to 2004. Mr. Khesin attended Hunter College.

Leonid Smirnov has served as Vice President of the Company since its inception. From February 2004 to October 2005 Mr. Smirnov served as Vice President with DK Design Group, Inc., where he was responsible for product development, design and marketing. Mr. Smirnov has an arts degree from Queens College.

Michael Paul Strong has served as Vice President of Sales of the Company since its inception. Prior to 2005, Mr. Strong was a language instructor in Rio de Janeiro, Brazil.

Employment Agreements

We have not entered into employment agreements with any of our officers. Salaries payable to our officers are subject to adjustment and deferral based on operations and cash flow of the Company. Each of our officers are eligible to receive and participate in all benefit, bonus, retirement, health, insurance and incentive programs provided by the Company for its employees.

Board of Directors

Our Board of Directors currently consists of one director. Our Bylaws provide that our board shall consist of not less than one nor more than ten individuals. The terms of directors expire at the next annual shareholders’ meeting unless their terms are staggered as permitted in our Bylaws. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Director Compensation

Currently, we do not pay our directors any cash or other compensation for their services as director. In the future, we may consider appropriate forms of compensation.

Committees

To date, we have not established a compensation committee, nominating committee or an audit committee. Our board of directors review the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. None of the members of our board of directors are considered financial experts as defined under Regulation S-K.

ITEM 6.

EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table sets forth annual compensation for our officers who were employed by the Company for each of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Options ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Daniel Khesin	2008	$195,899	—	—	—	—	—	—	$195,899
	2007	$114,746	—	—	—	—	—	—	$114,746
Leonid Smirnov	2008	$106,812	—	—	—	—	—	—	$106,812
	2007	$56,138	—	—	—	—	—	—	$56,138

We have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

Equity Incentive Plan

In January 2009, the directors and a majority of our shareholders adopted our 2009 Equity Incentive Plan (the “Plan”). We have reserved an aggregate of 5,000,000 shares of common stock for issuance pursuant to options or restricted stock granted under the Plan. As of the date of this Registration Statement, we have issued no options or restricted stock under the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for the Company and its subsidiaries. The Plan shall be administered by the board of directors until such time as a committee shall be appointed (the “Administrator”). Options granted under the Plan may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Administrator at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Administrator, in its sole discretion.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

The term of each option and the manner in which it may be exercised is determined by the Administrator, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

We have not issued any options, warrants or other equity or non-equity based incentives nor has any equity award/compensation has been awarded to, earned by, or paid to any of our executive officers, directors or key employees; therefore, we have omitted an Outstanding Equity Awards at Fiscal Year End Table as permitted under Regulation S-K. Further, as a “smaller reporting company” we are providing the scaled disclosures as permitted by Regulation S-K and therefore, have omitted a Grants of Plan Based Award Table, Options Exercised and Stock Vested Table, Pension Benefits Table and Nonqualified Deferred Compensation Table.

Director Compensation

No annual compensation was paid to our directors during 2008, our last fiscal year.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

None.

Director Independence

Our Board of Directors currently consists of one individual, Daniel Khesin, deemed a control person and therefore not independent.

ITEM 8.

LEGAL PROCEEDINGS

The Company is the defendant in a claim filed by Rodale, Inc. in the Eleventh District Court in and for Miami-Dade County, Florida under which Rodale has made a claim against the Company for outstanding fees due for advertising services provided by Rodale in the amount of $168,264. The Company and Rodale are attempting to negotiate a settlement on the total fees owed and the Company is currently making monthly payments against the outstanding fees. The Company cannot predict at this time as to the final amount of the liability arising from this claim. In addition, we are occasionally subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and unless otherwise stated below, we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are not traded on any exchange or quotation system. Although we have not yet determined the timing of doing so, we anticipate that following the effectiveness of this registration statement, we will contact a registered broker-dealer, known as a Market Maker to submit an application to the Over The Counter Bulletin Board (“OTCBB”) or the “pink sheets” published by the National Quotation Bureau, Inc. (“Pink Sheets”) so that our common stock may be publicly quoted or traded. In general there is greater liquidity for traded securities on the OTCBB, and less through quotation in the Pink Sheets. In order for our common stock to trade on the OTCBB, a registered broker-dealer, known as the market maker, must be willing to list bid or sale quotations, sponsor the Company for listing on the OTCBB and file an application on our behalf to make a market in our securities. We have not, as of this date, contacted a market maker for sponsorship of our securities on the OTCBB. Securities that are quoted in the Pink Sheets do not have any listing requirements and can be difficult to buy and sell due to the potential for low and sporadic trading activity.

It is not possible to predict where, if at all, our common stock will be traded following qualification of our securities for trading. Even if our common stock is accepted for quotation, it is not certain that an orderly market will develop. The trading markets, if any, may be influenced by many factors, including the depth and liquidity of the market for such securities, developments affecting our business generally, the impact of the factors discussed under “Risk Factors”, investors’ perceptions of our company and its business, our operating results, our dividend policies and general economic and market conditions.

Number of Stockholders

As of March 31, 2009, there were approximately 90,767,548 shares of common stock issued and outstanding to 8 shareholders. We are authorized to issue up to 300,000,000 shares of common stock, par value, $0.001 per share.

Dividend Policy

We have not paid a dividend since incorporation and we do not anticipate paying any dividends in the future. We intend to retain earnings to finance the expansion of our business and for general working capital purposes. The Board of Directors may, however, determine whether we will pay dividends, depending on our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors. No assurance is given as to our ability or willingness to pay dividends in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of March 31, 2009, there were no stock options or other equity incentive securities issued and outstanding as follow:

Equity Compensation Plan Table

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	-0-	—	5,000,000
Equity compensation plans not approved by security holders	-0-	—	0
TOTAL	-0-	—	5,000,000

Options and Warrants

As of March 31, 2009, the Company has issued a warrant to purchase one share of Common Stock of the Company for every ten shares sold under a Regulation S private placement to a selling agent for services rendered in connection with the private placement. Through April 30, 2009, the Company has issued warrants to purchase up to 76,754 shares of common stock. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. In addition, the Company has also entered into a consulting agreement with the selling agent. In consideration for the services provided by the selling agent, the Company issued the selling agent a warrant to purchase up to 2,000,000 shares of the Company’s Common Stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation or trading on the OTCBB.

Exemptions under the Securities Act of 1933

Our common stock has not been registered under the Securities Act and neither has the common stock underlying our outstanding warrants. Accordingly, the shares of common stock issued and outstanding and the shares of common stock issuable upon the exercise of any outstanding warrants may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder such as Rule 144. All of the shares of common stock held or otherwise controlled by our officers and directors, an aggregate of 90,000,000, are restricted shares subject to the resale restrictions of Rule 144.

Under Rule 144, as amended, a person (or persons whose shares are aggregated) who is a non-affiliate may sell his shares, without any volume limitation, if he has satisfied a six month holding period. Affiliates (members of our management, control persons and related parties) may sell after satisfying a one year holding period, subject to volume requirements, manner of selling and reporting requirements. Because there is no public trading market for our shares in the United States, no sales in the United States under Rule 144 other than sales by non-affiliates is likely to occur until such market, if any, develops. At such time as a market develops, if ever, the sale of restricted securities pursuant to Rule 144 could have a substantial adverse impact on any such public market.

Florida Anti-Takeover Statutes

Florida has enacted legislation that may deter or frustrate a take-over of a Florida corporation. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. The Florida Affiliated Transactions Act generally requires super majority approval by disinterested directors or shareholders of certain specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). The Company has expressly elected not to be governed by these provisions.

Transfer Agent and Registrar

The transfer agent for our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 705-S, St. Petersburg, Florida 33701, Telephone: (727) 289-0010.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Upon the Company’s inception, the Company issued an aggregate of 10,000 shares of its common stock to three officers and directors of the Company. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. Effective January 2009, the Company declared a stock dividend of 10,000 shares of common stock for one share of common stock.

On January 14, 2009, the Company issued 10,000,000 shares of Series A Preferred Stock which shares were issued to the officers and directors of the Company in exchange of 10,000,000 shares of common stock of the Company held by such individuals. The Series A Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares of Series A Preferred Stock may not be transferred absent registration or applicable exemption.

From January 15 through March 31, 2009, the Company has issued an aggregate of 767,548 shares of its common stock to five qualified foreign investors. The Company received gross proceeds of $383,774. The Company incurred offering expenses and selling agent expenses of $63,952. In addition, the Company issued a common stock purchase warrant to a selling agent to purchase up to 76,754 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. The shares of common stock were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act. The investors received information concerning the Company and had the opportunity to ask questions about the Company. The stock certificates representing the shares of common stock issued under the private placement contain a legend restricting their transferability absent registration or applicable exemption.

In January 2009, the Company entered into a consulting agreement with a third party consultant. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance. The warrant was issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The warrant contains a legend restricting its transferability absent registration or applicable exemption.

ITEM 11.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our articles of incorporation authorize us to issue up to Three Hundred Million (300,000,000) shares of common stock, par value $.001. At March 31, 2009, we had issued and outstanding 90,767,548 shares of common stock of which, 90,000,000 shares or 99% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

At March 31, 2009, there were no options or restricted stock issued under our 2009 Equity Incentive Plan.

As of March 31, 2009, the Company has issued warrants to purchase one share of Common Stock of the Company for every ten shares sold under a private placement. Through March 31, 2009, the Company has issued warrants to purchase up to 76,754 shares of common stock. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. The Company has also entered into a consulting agreement with a third party consultant. In consideration for the services provided by the Selling Agent, the Company will issue the Consultant a warrant to purchase up to 2,000,000 shares of the Company’s Common Stock, exercisable at $0.01 per share for a period of five years from the date of issuance, exercisable in the event that the Company is approved for quotation or trading on the OTCBB.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to Thirty Million (30,000,000) shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are 10,000,000 shares of Series A preferred stock issued and outstanding as of the date of this Form 10. Holders of shares of Series A Preferred Stock are entitled to ten votes per share for each share of Series A Preferred Stock on all matters to be voted on by the shareholders of the Company. Holders of shares of Series A Preferred Stock and common stock shall vote together on all shareholders matters, except as otherwise required under Florida law. Therefore, Series A Preferred Stock holders are able to exert significant control over the Company’s management and affairs requiring shareholder approval, including approval of significant corporate transactions. Shares of Series A Preferred Stock are convertible into shares of common stock on a one-to-one basis at the discretion of the holder. As of the date of this memorandum, all outstanding shares of Series A Preferred Stock are held by the officers and directors of the Company.

Issuance of additional shares of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue additional shares of preferred stock, we cannot assure you that we will not do so in the future.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, Bylaws and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner, which he reasonably believed to be in, or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements appear under Item 15 and are incorporated by reference herein. As a “smaller reporting company” we are providing the scaled disclosures as permitted by Regulation S-K and therefore, have omitted a separate section for Supplementary Data.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements.

See Index to Financial Statements on page F-1.

(b)

Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated January 13, 2007
3.2	Amendment to Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated January 14, 2009
3.3	Bylaws of Divine Skin, Inc.
10.1	2009 Divine Skin, Inc. Equity Incentive Plan
10.2	Lease Agreement
10.3	Consulting Agreement
10.4	Distribution Agreement with WR Group, Inc.*
10.5	Distribution Agreement with Cellway International, Inc.*
21	Subsidiaries

* To be filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized this May 21, 2009.

DIVINE SKIN, INC.

By:	/s/ Daniel Khesin
Daniel Khesin, President

Divine Skin, Inc. (dba DS Laboratories)

Divine Skin, Inc. (dba DS Laboratories)

Consolidated Balance Sheets

	March 31, 2009	December 31, 2008

	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$160,826	$141,918
Accounts receivable	501,308	441,579
Inventory	563,908	290,958
Prepaid expenses and other current assets	18,399	16,721

Total Current Assets	1,244,441	891,176

Furniture and Equipment, net	41,508	38,865
Other Assets	16,000	37,587

TOTAL ASSETS	$1,301,949	$967,628

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$609,006	$625,060
Other current liabilities	144,193	57,661

TOTAL LIABILITIES	753,199	682,721

COMMITMENTS AND CONTINGENCIES

Shareholder's Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 10 million shares issued and outstanding at March 31, 2009 and zero share issued and outstanding at December 31, 2008, respectively	10,000	—
Common stock, $0.001 par value, 300 million shares authorized: 90,767,548 and 10,000 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	90,768	10
Additional paid-in-capital	734,252	566,368
Stock subscription	—	149,222
Accumulated deficit	(286,270)	(430,693)

Total Shareholders' Equity	548,750	284,907

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,301,949	$967,628

See accompanying notes to consolidated financial statements

Divine Skin, Inc. (dba DS Laboratories)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue:
Product sales	$1,026,082	$760,454
Less returns and allowances	(15,298)	(19,675)

Net revenue	1,010,784	740,779

Cost of Goods Sold	187,245	263,268

Gross Profit	823,539	477,511

Operating Costs and Expenses:
Selling and marketing	230,191	203,790
General and administrative	368,260	221,536

Total operating costs and expenses	598,451	425,326

Other Income (Expense)
Interest income	56	455
Interest expense	(199)	—
Other income (expenses)	8,938	(15,175)

Total other income (expense)	8,795	(14,719)

Pretax Net Income	233,883	37,466

Income Tax Provision	89,460	14,331

Net Income	$144,423	$23,135

Basic Earnings per Share:
Weighted average shares	89,345,957	10,000
Earnings per share	$0.002	$2.31

Diluted Earnings per Share:
Weighted average shares	89,422,712	10,000
Earnings per share	$0.002	$1.00

See accompanying notes to consolidated financial statements

Divine Skin, Inc. (dba DS Laboratories)

Consolidated Statements of Changes in Equity

For the Three Months Ended March 31, 2009 and the Year Ended December 31, 2008

	Preferred Stock		Common Stock		APIC	Stock Subscription	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount

December 31, 2007	—	$—	10,000	$10	$566,368	$—	$(5,436)	$560,942

Subscription for common stock	—	—	—	—	—	213,174	—	213,174
Less: Issuance costs	—	—	—	—	—	(63,952)	—	(63,952)

Net loss and comprehensive loss
2008 Net Income (Loss)	—	—	—	—	—	—	(425,257)	(425,257)

December 31, 2008	—	—	10,000	10	566,368	149,222	(430,693)	284,907

Stock dividend	—	—	99,990,000	99,990	(99,990)	—	—	—

Share exchange for preferred stock	10,000,000	10,000	(10,000,000)	(10,000)	—	—	—	—

Subscription for common stock	—	—	—	—	—	170,600	—	170,600
Less: Issuance costs	—	—	—	—	—	(51,180)	—	(51,180)

Common stock issued to investors	—	—	767,548	768	267,874	(268,642)	—	—

Net income and comprehensive income
2009 Net Income (Loss)	—	—	—	—	—	—	144,423	144,423

March 31, 2009 (Unaudited)	10,000,000	$10,000	90,767,548	$90,768	$734,252	$—	$(286,270)	$548,749

See accompanying notes to consolidated financial statements

Divine Skin, Inc. (dba DS Laboratories)

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Cash Flows from Operating Activities:
Net Income	$144,423	$23,135
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,918	500
Changes in operating assets and liabilities:
Accounts receivable	(59,729)	(65,011)
Inventory	(272,950)	96,814
Prepaid expenses and other current assets	(1,678)	(350)
Accounts payable and accrued expenses	(16,053)	(21,519)
Other current liabilities	86,531	14,331
Net cash (used in) provided by operating activities	(115,538)	47,900

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(6,561)	(10,258)
Advances to related parties	29,587	(61,188)
Security deposits	(8,000)	(8,000)
Net cash provided by (used in) investing activities	15,026	(79,446)

Cash Flows from Financing Activities:
Proceeds from sale of stock subscription	170,600	—
Issuance costs	(51,180)	—
Net cash provided by financing activities	119,420	—

Increase (decrease) in cash	18,908	(31,546)
Cash, Beginning of Period	141,918	116,571

Cash, End of Period	$160,826	$85,025

Supplemental Information:
Cash paid for interest	$42	$—
Cash paid for taxes	$—	$—

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

Company

“Divine Skin, Inc.”, “DS Laboratories”, “we”, “us” or “our”

APB

Accounting Principles Board

ARB

Accounting Review Board

EITF

Emerging Issues Task Force

FASB

Financial Accounting Standards Board

FSP

FASB Staff Position

FIFO

First-in, First-out

OTCBB

Over the Counter Bulletin Board listing

PPM

Private Placement Memorandum issued January 2009

SAB

Staff Accounting Bulletin

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) is a Florida company organized under the laws of the State of Florida in January 2007.  Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been shown in clinical studies performed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer products within the following product lines:

•

Skin Care

•

Trioxil® (bisazulene gel) is an acne treatment,

•

Hydrovitan.CR is a skin cleanser,

•

Keramene suppresses hair growth to reduce shaving, waxing, and other depilatory chores,

•

Aging

•

Viterol.A is the first anti-aging aid that contains viatrozene to visibly reduce wrinkles,

•

Cellulite

•

Oligo.DX® is a cream that erases cellulite,

•

Hair Loss

•

Spectral.DNC-L an advanced formulation to address advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale,

•

Spectral.RS® works by addressing multiple causes that lead to thinning hair,

•

Revita is the most efficient hair growth stimulating shampoo available

•

Personal Care

•

Nirena is an intimate feminine care cleanser

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

History of the Company

In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also own DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2008 the Company engaged two consultants to assist it developing production operations in Brazil as a means to simplify the regulatory requirements surrounding importation of its product. Production operations in Brazil are not yet fully commercialized. All costs associated with exploring this production alternative have been expensed.

In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The company recorded no transactions during the fiscal years 2007 and 2008. DS Laboratories, Inc. (a Florida Corporation) was a related but separate entity until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) operates as a wholly owned subsidiary of the Company.

In January 2009, the Company acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by Mr. Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of the Company and Mr. Smirnov will not continue his involvement in Sigma.

In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company. Polaris was founded, to distribute enhanced professional versions of the Company’s products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made in the 2008 results to conform to the presentation used in 2009.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Financial Statements

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company’s annual financial statements, notes and accounting policies included in the Company’s Annual Report. In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of March 31, 2009 and the related operating results and cash flows for the interim period presented have been made. All adjustments are of a normal recurring nature. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year ended December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Cash Equivalents

We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents included cash on hand and cash in the bank.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2008 and 2007, the provision for doubtful accounts was $0 for both years.

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.  Our inventory is stored in third party fulfillment facilities that also perform shipping functions.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the 200% declining balance method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with SFAS 144 “Accounting for Impairment or Disposal of Long-Lived Assets”.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 30.1% of total sales. Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with SAB 104, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Income Taxes

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information in Note 12.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with SFAS 128, “Earnings per Share”.  Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Information

SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133. This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company adopted SFAS 161 on January 1, 2009.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under FASB 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under FASB 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles. The adoption of FSP FAS 142-3 is not expected to have a material effect on its financial position, results of operations or cash flows.

Accounting for Income Taxes

SFAS 141(R) amends SFAS 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of SFAS 141(R) had no impact on its financial statements.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for us as of January 1, 2009 and early adoption is not permitted.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60

In May 2008, the FASB issued SFAS 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities of the insurance enterprise are effective for the first period (including interim periods) beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock”. EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008.

Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of SFAS 133 and FIN 45; and Clarification of the Effective Date of SFAS 161

In September 2008, the FASB issued FSP FAS 133-1, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” This FSP amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument. The FSP also amends SFAS 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require and additional disclosure about the current status of the payment/performance risk of a guarantee. Finally, this FSP clarifies the Board’s intent about the effective date of SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities.” FSP FAS 133-1 is effective for fiscal years ending after November 15, 2008.

Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement

In September 2008, the FASB issued EITF 08-5 “Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement.” This FSP determines an issuer’s unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis. FSP EITF 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Equity Method Investment Accounting Considerations

In November 2008, the FASB issued EITF 08-6 “Equity Method Investment Accounting Considerations.” EITF 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method. Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence. EITF 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF 08-7, “Accounting for Defensive Intangible Assets.” EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement. EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities. EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

In November 2008, the FASB issued FSP EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.” EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock. EITF 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R) -8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets. FSP FAS 140-4 also amends FIN 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity. FSP FAS 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users. FSP FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged.

Effective Date of FASB Interpretation 48 for Certain Nonpublic Enterprises

In December 2008, the FASB issued FSP FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN 48-3 defers the effective date of FIN 48, “Accounting for Uncertainty in Income Taxes,” for certain nonpublic enterprises as defined in SFAS 109, “Accounting for Income Taxes.” However, nonpublic consolidated entities of public enterprises that apply U.S. GAAP are not eligible for the deferral. FSP FIN 48-3 was effective upon issuance. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Employers’ Disclosures about Postretirement Benefit Plan Assets

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends SFAS 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. FSP FAS 132(R)-1 also includes a technical amendment to SFAS 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009. The technical amendment was effective upon issuance of FSP FAS 132(R)-1.

Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies

In April 2009 the FASB issued FASB FSP 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. FSP 141(R)-1 amends the provisions in SFAS 141(R) for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. This FASB Staff Position eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in SFAS 141(R) and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141(R)-1 is effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 had no impact on our financial position or results of operations and financial condition, since we have not had any business combinations closing on or after the January 1, 2009 effective date

Interim Disclosures about Fair Value of Financial Instruments

On April 9, 2009, FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. FSP 107-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB 28, “Interim Financial Reporting”, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 will be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

On April 9, 2009, FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. In addition, FSP 157-4 includes guidance on identifying circumstances that indicate a transaction is not orderly. Further, this FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. FSP 157-4 will be effective for interim and annual reporting periods ending after June 15, 2009, and will be applied prospectively. Early adoption is permitted.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. – INVENTORY

Significant components of inventory at March 31, 2009 and December 31, 2008 consist primarily of:

	2009	2008

Bulk product and raw materials	$207,977	$10,551
Merchandise inventory	355,931	266,637
Inventory in transit	—	13,770

	$563,908	$290,958

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory - Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Management evaluated the inventory at March 31, 2009 and December 31, 2008 and determined that no allowance for expiration was necessary.

NOTE 5. – OTHER ASSETS

Significant components of other assets at March 31, 2009 and December 31, 2008 consist primarily of:

	2009	2008

Advances to related parties:
Sigma Development and Holding Co., Inc.	$—	$11,521
Polaris Labs, Inc.	—	18,066
Security deposits	16,000	8,000

	$16,000	$37,587

Advances to related parties – In 2008, the Company advanced funds to related companies to assist in their development of new product lines and distribution channels. In the first quarter of 2009, both related parties became our wholly owned subsidiaries and accordingly all such advances were eliminated in consolidation.

Sigma Development and Holding Co., Inc. was founded in January 2007 by Mr. Val Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to our product portfolio. Sigma operated as a separate entity until January 2009, when the Company acquired 100% ownership of Sigma’s outstanding common stock for negligible amount.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. – OTHER ASSETS (Continued)

Polaris Labs, Inc. was founded in March 2009 as our wholly owned subsidiary, to distribute enhanced versions of our products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution.

Security deposits – Security deposits represent funds advanced for our office facilities.

NOTE 6. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at March 31, 2009 and December 31, 2008 consist primarily of:

	2009	2008

Trade payables	$319,353	$323,126
Accrued expenses	26,419	26,234
Credits due to customers	2,625	21,809
Accrued warrant expense	37,610	20,891
Accrued supplier claims	223,000	233,000

	$609,007	$625,060

NOTE 7. – COMMITMENTS AND CONTINGENCIES

The Company is currently operating under several material agreements as listed below:

Lease for office facilities – The Company currently has two active operating leases for office facilities:

•

The Company leased its previous corporate headquarters office space located in Miami Beach, Florida on a 5 year lease from a third party. The annualized rental expense is approximately $102,900 for each year through its expiration in December 2011. The lease is guaranteed by our executive officers. In March 2009, the Company relocated its corporate headquarters to new facilities in Bal Harbour, Florida and idled the Miami Beach facilities. During April 2009, the Company became aware that the landlord has leased the facility to another tenant however, the Company has not obtained a formal release from its lease obligations.

•

In March 2009, the Company relocated its corporate headquarters to new facilities located at 1135 Kane Concourse, 6th Floor Bay Harbor Islands, FL 33154-2025. The Company leases approximately 3,200 square feet of office space, which the Company considers to be adequate for its needs. The lease is a 3 year lease from a third party and provides for total annual rent payments of approximately $87,000 for the first lease year, $96,000 for the second lease year and $99,840 for the third lease year which ends in March 2012. The lease is guaranteed by our executive officers.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. – COMMITMENTS AND CONTINGENCIES (Continued)

The Company is committed to lease payments over the next five years are as follows:

	2009	2010	2011	2012	Beyond	Total

Corporate headquarters:
Miami Beach facility (prior)	$102,900	$102,900	$102,900	$-	$-	$308,700
Bal Harbour facility (current)	65,250	93,750	98,880	24,960	-	282,840

	$168,150	$196,650	$201,780	$24,960	$-	$591,540

Pending and threatened litigation – The Company currently has the following pending and threatened litigation:

•

Divine Skin, Inc. has received several threatened litigations from various suppliers typically over non-payment for goods or services. The threatened litigations are generally directed at DS Laboratories, Inc. being one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin is vigorously challenging these claims on the grounds of the substandard materials or services provided. However, we established an accrual for certain media supplier claims of $224,000 and in the first quarter of 2009 we began making installment payments while negotiations are ongoing to arrive at the final settlement agreement with the suppliers. Also in the first quarter of 2009, we became aware of a product supplier claim for $9,000 for which we provided an accrual. An informal settlement has been reached with the product supplier and payments will begin in the second quarter of 2009. Management estimates that the aggregate payout of all claims combined, would not exceed $100,000 if all negotiations failed, however, because we are vigorously defending our position and have viable counter arguments, we believe that in most cases, we will prevail. As discussed above, accruals have been provided, when the facts and circumstances of each claim, warrants it.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

NOTE 8. – COMMON STOCK

Common Stock

In January 2007, the Company was capitalized through the issuance of 10,000 shares of common stock. The initial capitalization also included cash along with certain assets and liabilities of its predecessor, Divine Skin, Inc., a New York corporation, which totaled $387,259. Divine Skin, Inc. was owned by the same stockholders that currently own the Company.

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. – COMMON STOCK (Continued)

Private Placement Memorandum

As of March 31, 2009, the Company has received and accepted funded subscriptions to purchase 767,548 shares of common stock at a price of $0.50 per share. The transactions were arranged through a third party selling agent that received $115,132, which was recorded as issuance costs.   Subscribed common shares have not yet been issued. The offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933.

Furthermore, a selling agent received a warrant to purchase one share of Common Stock of the Company for every ten Shares sold under this Offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. As of March 31, 2009 the Company has accrued $37,610 for the value of warrants.

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he will assist the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Selling Agent has received options to purchase 2,000,000 shares at $0.01 exercisable upon the effective date of the OTCBB listing. Due to the uncertainties associated with the successful completion of a registration statement and obtaining quotation of its shares on the Over the Counter Bulletin Board (OTCBB), no value has be established for these options, until the uncertainty is removed.

Subscription for Common Stock

To date, the Company received and accepted funded subscriptions to purchase 767,548 common shares, under the offering referred to above. The Company received $268,642 in net proceeds after issuance costs of $115,132. The accepted funded subscriptions have been recorded as a component of the Company’s equity pending issuance of common shares. The subscriptions were accepted at various dates in the current quarter and common shares have been issued and accordingly the amounts previously recorded as funded subscriptions have been transferred to common stock par value and additional paid in capital.

Warrants

The Company has issued warrants to the selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM. The exercise price of each warrant is $0.01 per share. The warrants are exercisable for five years from the date of issuance. Based on the PPM price of $0.50 per share, the warrants are “in the money” upon issuance. Based on subscription funds received and accepted in the current quarter of 2009, the Company has recorded an expense of $16,719 for financial consulting services based on the intrinsic value of the warrants.

Option

The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. Based on the current offering price of the PPM of $0.50 per share, the current intrinsic value of the option grant is $980,000. The option expires in five years. The option vests and is exercisable upon the effective date of the OTCBB listing. Due to the uncertainty of ultimate vesting, no value has been recorded for the option.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. – COMMON STOCK (Continued)

Preferred Stock

Following the stock dividend, the three shareholders of Divine Skin (which at such time constituted all of the shareholders of Divine Skin) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009, each share of Series A Preferred Stock is entitled to 10 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

NOTE 9. – INCOME TAXES

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information as if the Company had been subject to US Federal and State of Florida income taxation.

The provision for income taxes for the three months ended March 31, 2009 and the pro forma provision for income taxes for the three months ended March 31, 2008 is summarized as follows:

	Three Months Ended March 31,
	2009	2008
		(Pro Forma)
Current:
Federal	$81,859	$13,113
State	7,601	1,218

Deferred:
Federal	—	(1,903)
State	—	(176)

Decrease in Valuation allowance	—	2,079

Total provision (benefit) for income taxes	$89,460	$14,331

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. – INCOME TAXES (Continued)

The provision for income taxes for the three months ended March 31, 2009 and the pro forma provision for income taxes for the three months ended March 31, 2008 differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	Three Months Ended March 31,
	2009	2008
		(Pro Forma)
Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities are as follows:

As of March 31,
	2009	2008
(Pro Forma)
Deferred tax assets:
Net operating loss carry-forwards	$—	$—
	—	—
Total deferred tax assets	—	—
Valuation allowance	—	—
Net deferred tax assets	$—	$—

As of March 31, 2009 and 2008 the Company had a pro forma valuation allowance on its deferred tax assets of $0, which relates to net operating losses. The pro forma valuation allowance decreased $2,079 in the three months ended March 31, 2008. The decrease in 2008 was attributable to accumulated net operating losses being offset by net income reported in three months ended March 31, 2008.

As of March 31, 2009 and 2008, the Company had net operating loss carry-forwards of $0 and $0, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2027.

As of March 31, 2009 and 2008, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties. The Company is not under examination by either the US federal or State of Florida tax authorities.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. – 2009 EQUITY INCENTIVE PLAN

Overview - The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan - The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility - Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations - Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term - The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting - Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is six months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every six months thereafter until fully vested and exercisable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of

Divine Skin, Inc. (dba DS Laboratories)

Miami, Florida

We have audited the accompanying balance sheets of Divine Skin, Inc. (dba DS Laboratories) as of December 31, 2008 and 2007, and the related statements of operations, changes in shareholders' equity and cash flows for each of the two years period ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Divine Skin, Inc. (dba DS Laboratories) as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

May 18, 2009

200 South Park Road, SUITE 150 ● HOLLYWOOD, FLORIDA 33021 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ●REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

Divine Skin, Inc. (dba DS Laboratories)

Balance Sheets

	December 31, 2008	December 31, 2007

ASSETS

Current Assets
Cash	$141,918	$116,571
Accounts receivable	441,579	373,301
Inventory	290,958	250,203
Prepaid expenses and other current assets	16,721	—

Total Current Assets	891,176	740,075

Furniture and Equipment, net	38,865	8,086
Other Assets	37,587	15,000

TOTAL ASSETS	$967,628	$763,161

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$625,060	$202,219
Other current liabilities	57,661	—

Total Current Liabilities	682,721	202,219

	—	—

TOTAL LIABILITIES	682,721	202,219

COMMITMENTS AND CONTINGENCIES

Shareholder's Equity
Common stock, $0.001 par value, 10,000 shares authorized: 10,000 shares issued and outstanding at December 31, 2008 and 2007, respectively	10	10
Additional paid-in-capital	566,368	566,368
Stock subscription	149,222	—
Accumulated deficit	(430,693)	(5,436)

Total Shareholders' Equity	284,907	560,942

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$967,628	$763,161

See accompanying notes to financial statements

Divine Skin, Inc. (dba DS Laboratories)

Statements of Operations

	Year Ended December 31,
	2008	2007

Revenue:
Product sales	$2,799,929	$1,967,658
Less returns and allowances	(33,454)	—

Net revenue	2,766,475	1,967,658

Cost of Goods Sold	1,068,555	714,755

Gross Profit	1,697,920	1,252,903

Operating Costs and Expenses:
Selling and marketing	827,276	657,879
General and administrative	1,281,892	600,460

Total operating costs and expenses	2,109,168	1,258,339

Other Income (Expense)
Interest income	1,166	—
Other income (expenses)	(15,175)	—

Total other income (expense)	(14,009)	—

Net Loss	$(425,257)	$(5,436)

Weighted average shares - basic and diluted	10,000	10,000
Basic and diluted loss per share	$(42.53)	$(0.54)

See accompanying notes to financial statements

Divine Skin, Inc. (dba DS Laboratories)

Statements of Changes in Equity

For the Years Ended December 31, 2008 and 2007

	Common Stock		APIC	Stock Subscription	Accumulated Deficit	Total Shareholders' Members' Equity
	Shares	Amount
December 31, 2006	—	$—	$—	$—	$—	$—

Initial Capitalization	10,000	10	387,249	—	—	387,259

Additional Capital Contributions	—	—	179,119	—	—	179,119

Net income and comprehensive income
2007 Net Loss	—	—	—	—	(5,436)	(5,436)

December 31, 2007	10,000	$10	$566,368	$—	$(5,436)	$560,942

Subscription for common stock	—	—	—	213,174	—	213,174
Less: Issuance costs	—	—	—	(63,952)	—	(63,952)

Net loss and comprehensive loss
2008 Net Loss	—	—	—	—	(425,257)	(425,257)

December 31, 2008	10,000	$10	$566,368	$149,222	$(430,693)	$284,907

See accompanying notes to financial statements

Divine Skin, Inc. (dba DS Laboratories)

Statements of Cash Flows

	Year Ended December 31,
	2008	2007

Cash Flows from Operating Activities:
Net loss	$(425,257)	$(5,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,640	2,022
Changes in operating assets and liabilities:
Accounts receivable	(68,278)	(188,692)
Inventory	(40,755)	(42,603)
Prepaid expenses and other current assets	(16,721)	—
Accounts payable and accrued expenses	422,841	155,668
Other current liabilities	57,661	—
Net cash used in operating activities	(57,869)	(79,041)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(43,419)	(10,108)
Advances to related parties	(14,587)	(15,000)
Security deposits	(8,000)	—
Net cash used in investing activities	(66,006)	(25,108)

Cash Flows from Financing Activities:
Initial capitalization	—	41,601
Additional capital infusions from shareholders'	—	179,119
Proceeds from sale of stock subscription	213,174	—
Issuance costs	(63,952)	—
Net cash provided by financing activities	149,222	220,720

Increase in Cash	25,347	116,571
Cash, Beginning of Period	116,571	—

Cash, End of Period	$141,918	$116,571

Supplemental Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

Company

“Divine Skin, Inc.”, “DS Laboratories”, “we”, “us” or “our”

APB

Accounting Principles Board

ARB

Accounting Review Board

EITF

Emerging Issues Task Force

FASB

Financial Accounting Standards Board

FSP

FASB Staff Position

FIFO

First-in, First-out

OTCBB

Over the Counter Bulletin Board listing

PPM

Private Placement Memorandum issued January 2009

SAB

Staff Accounting Bulletin

SEC

Securities Exchange Commission

SFAS or FAS

Statement of Financial Accounting Standards

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) is a Florida company organized under the laws of the State of Florida in January 2007.  Through its predecessors, including Divine Skin, Inc., (a New York company) the Company has been developing and marketing skin care and personal care products for over ten years. The Company has grown steadily over the last few years with a network of top specialty retailers across North America and distributors throughout Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been shown in clinical studies performed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer products within the following product lines:

•

Skin Care

•

Trioxil® (bisazulene gel) is an acne treatment

•

Hydrovitan.CR is a skin cleanser

•

Keramene suppresses hair growth to reduce shaving, waxing, and other depilatory chores

•

Aging

•

Viterol.A is the first anti-aging aid that contains viatrozene to visibly reduce wrinkles

•

Cellulite

•

Oligo.DX® is a cream that erases cellulite

•

Hair Loss

•

Spectral.DNC-L an advanced formulation to address advanced androgenic alopecia – male pattern baldness of 4 or greater on the Norwood scale

•

Spectral.RS® works by addressing multiple causes that lead to thinning hair

•

Revita is the most efficient hair growth stimulating shampoo available

•

Personal Care

•

Nirena is an intimate feminine care cleanser

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

History of the Company

In January 2007 the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). The companies had common shareholders. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name.

Our shareholders also own DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. We operated under the “DS Laboratories” trade name through the informal consent of the shareholders of DS Laboratories, Inc., who are also our shareholders. Because DS Laboratories, Inc. is a legally registered entity, we have not filed a fictitious name notification. DS Laboratories, Inc. (a New York Corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007.

In January 2008 the Company engaged two consultants to assist it developing production operations in Brazil as a means to simplify the regulatory requirements surrounding importation of its product. Production operations in Brazil are not yet fully commercialized. All costs associated with exploring this production alternative have been expensed.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash and Cash Equivalents

We maintain our cash in bank deposit accounts that are federally insured. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents included cash on hand and cash in the bank

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2008 and 2007, the provision for doubtful accounts was $0 for both years.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.  Our inventory is stored in third party fulfillment facilities that also perform shipping functions.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the 200% declining balance method over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with SFAS 144 “Accounting for Impairment or Disposal of Long-Lived Assets”.

Revenue Recognition

The Company’s product revenues represent primarily sales of Revita and Spectral DNC, which together represent 54% of total sales and Oligo DX, Spectral DNC-L and Spectral RS, which together account for another 30.1% of total sales. Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with SAB 104, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•

persuasive evidence of a sales arrangement exists,

•

delivery has occurred,

•

the sales price is fixed or determinable and

•

Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with EITF 00-10, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered material. The Company has not established a product return reserve.

Research and Development

The Company does not engage in research and development as defined in SFAS 2, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations.

Income Taxes

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information in Note 12.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with SFAS 128, “Earnings per Share”.  Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Segment Information

SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Fair Value Measurements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”. SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company in the first quarter of fiscal year 2008. The adoption of SFAS 157 did not have a material impact on the results of operations and financial condition.

Accounting for Income Taxes

SFAS 141(R) amends SFAS 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS 141(R) could have on its financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” , which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its financial condition, results of operations, cash flows or disclosures.

Business Combinations

In December 2007, the FASB issued SFAS 141(R) “Business Combinations”. This Statement replaces the original FASB 141. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer:

a.

Recognizes and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS 141(R) will have on its results of operations and financial condition.

Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS 160 “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends the original ARB 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS 160 will have on its results of operations and financial condition.

Share-Based Payments

On December 21, 2007 the SEC staff issued SAB 110, which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment. SAB 110 expresses the views of the SEC staff regarding the use of a “simplified” method in developing an estimate of expected term of “plain vanilla” share options in accordance with FASB Statement No. 123(R), Share-Based Payment. Under the “simplified” method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the “simplified” method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the “simplified” method for “plain vanilla” awards in certain situations. The SEC staff does not expect the “simplified” method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company is currently evaluating the potential impact that the adoption of SAB 110 could have on its financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s financial condition or results of operations.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133. This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS 161 on the Company’s financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under FASB 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under FASB 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles. The adoption of FSP FAS 142-3 is not expected to have a material effect on its financial position, results of operations or cash flows.

Accounting for Income Taxes

SFAS 141(R) amends SFAS 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets”, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS 141(R) could have on its financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The implementation of this standard will not have a material impact on the Company's financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”. The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for us as of January 1, 2009 and early adoption is not permitted. The Company is currently evaluating the potential impact of FSP APB 14-1 upon its financial statements.

Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60

In May 2008, the FASB issued SFAS 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities of the insurance enterprise are effective for the first period (including interim periods) beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock”. EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of SFAS 133 and FIN 45; and Clarification of the Effective Date of SFAS 161

In September 2008, the FASB issued FSP FAS 133-1, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” This FSP amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument. The FSP also amends SFAS 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require and additional disclosure about the current status of the payment/performance risk of a guarantee. Finally, this FSP clarifies the Board’s intent about the effective date of SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities.” FSP FAS 133-1 is effective for fiscal years ending after November 15, 2008. The Company is currently assessing the impact of FSP FAS 133-1 on its financial position and results of operations.

Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement

In September 2008, the FASB issued EITF 08-5 “Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement.” This FSP determines an issuer’s unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis. FSP EITF 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of FSP EITF 08-5 on its financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of SFAS 157, “Fair Value Measurements,” in a market that is not active. The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The impact of adoption was not material to the Company’s financial condition or results of operations.

Equity Method Investment Accounting Considerations

In November 2008, the FASB issued EITF 08-6 “Equity Method Investment Accounting Considerations.” EITF 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method. Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence. EITF 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-6 on its financial position and results of operations.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF 08-7, “Accounting for Defensive Intangible Assets.” EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement. EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities. EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-7 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

In November 2008, the FASB issued FSP EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.” EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock. EITF 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of EITF 08-8 on its financial position and results of operations.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R) -8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets. FSP FAS 140-4 also amends FIN 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity. FSP FAS 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users. FSP FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged. The Company is currently assessing the impact of FSP FAS 140-4 on its financial position and results of operations.

Effective Date of FASB Interpretation 48 for Certain Nonpublic Enterprises

In December 2008, the FASB issued FSP FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN 48-3 defers the effective date of FIN 48, “Accounting for Uncertainty in Income Taxes,” for certain nonpublic enterprises as defined in SFAS 109, “Accounting for Income Taxes.” However, nonpublic consolidated entities of public enterprises that apply U.S. GAAP are not eligible for the deferral. FSP FIN 48-3 was effective upon issuance. The impact of adoption was not material to the Company’s financial condition or results of operations.

Employers’ Disclosures about Postretirement Benefit Plan Assets

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends SFAS 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. FSP FAS 132(R)-1 also includes a technical amendment to SFAS 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009. The technical amendment was effective upon issuance of FSP FAS 132(R)-1. The Company is currently assessing the impact of FSP FAS 132(R)-1 on its financial position and results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 4. – INVENTORY

Significant components of inventory at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Bulk product and raw materials	$10,551	$—
Merchandise inventory	266,637	177,511
Inventory in transit	13,770	72,692

	$290,958	$250,203

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory - Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Management evaluated the inventory at December 31, 2008 and 2007 and determined that no allowance for expiration was necessary.

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Significant components of prepaid expenses and other current assets at December 31, 2008 and 2007 consist primarily of prepaid issuance costs related to funds received for subscriptions of common stock under the PPM, which were $16,722 and $0, respectively.

NOTE 6. – FURNITURE AND EQUIPMENT, net

Significant components of furniture and equipment at December 31, 2008 and 2007 consist primarily of:

	Lives	2008	2007

Computer equipment	5-7 yrs	$35,210	$10,108
Laboratory equipment	5 yrs	9,231	-
Office furniture	7 yrs	9,086	-
		53,527	10,108
Less: Accumulated depreciation		(14,662)	(2,022)

		$38,865	$8,086

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 6. – FURNITURE AND EQUIPMENT, net (Continued)

Depreciation expense for the years ended December 31, 2008 and 2007 was $12,640 and $2,022, respectively. The Company did not incur any impairment charge or dispose of or retire any furniture or equipment during the years ended December 31, 2008 and 2007.

NOTE 7. – OTHER ASSETS

Significant components of other assets at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Advances to related parties:
Sigma Development and Holding Co., Inc.	$11,521	$15,000
Polaris Labs, Inc.	18,066	—
Security deposits	8,000	—

	$37,587	$15,000

Advances to related parties – the Company has advanced funds to related companies to assist in their promotion and development of new product lines and distribution channels.

Sigma Development and Holding Co., Inc. was founded in January 2007 by Mr. Val Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to our product portfolio. Sigma operated as a separate entity until January 2009, when the Company acquired 100% ownership of Sigma’s outstanding common stock for negligible amount. (See Note 13)

Polaris Labs, Inc. was founded in March 2009 as our wholly owned subsidiary, to distribute enhanced versions of our products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution. (See Note 13)

Security deposits – Security deposits represent funds advanced to landlords for office facilities.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 8. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Trade payables	$323,126	$—
Accrued expenses	26,234	202,219
Credits due to customers	21,809	—
Accrued warrant expense	20,891	—
Accrued supplier claims	233,000	—

	$625,060	$202,219

NOTE 9. – OTHER CURRENT LIABILITIES

Significant components of other current liabilities at December 31, 2008 and 2007 consist primarily of:

	2008	2007

Customer deposits	$50,896	$—
Credit card balances	6,765	—

	$57,661	$—

NOTE 10. – COMMITMENTS AND CONTINGENCIES

The Company is currently operating under several material agreements as listed below:

Lease for office facilities – The Company currently has two active operating leases for office facilities:

•

The Company leased its previous corporate headquarters office space located in Miami Beach, Florida on a 5 year lease from a third party. The annualized rental expense is approximately $102,900 for each year through its expiration in December 2011. The lease is guaranteed by our executive officers. In March 2009, the Company relocated its corporate headquarters to new facilities in Bal Harbour, Florida and idled the Miami Beach facilities. During April 2009, the Company became aware that the landlord has leased the facility to another tenant however, the Company has not obtained a formal release from its obligations under the lease.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 10. – COMMITMENTS AND CONTINGENCIES (Continued)

•

The Company leases its current corporate headquarters office space located in Bal Harbour, Florida on a 3 year lease from a third party. The annualized rental expense is approximately $87,000 for the first lease year, $96,000 for the second lease year and $99,840 for the third lease year which ends in March 2012. The lease is guaranteed by our executive officers.

The Company is committed to lease payments over the next five years are as follows:

	2009	2010	2011	2012	Beyond	Total

Corporate headquarters:
Miami Beach facility (prior)	$102,900	$102,900	$102,900	$—	$—	$308,700
Bal Harbour facility (current)	65,250	93,750	98,880	24,960	—	282,840

	$168,150	$196,650	$201,780	$24,960	$—	$591,540

Pending and threatened litigation – The Company currently has the following pending and threatened litigation:

•

Divine Skin, Inc. has received several threatened litigations from various suppliers typically over non-payment for goods or services. The threatened litigation is directed at DS Laboratories, Inc. as a result of one of the operating trade names of Divine Skin. Such vendor disputes are typical in the normal course of business. Divine Skin is vigorously challenging these claims on the grounds of the substandard materials or services provided. However, we established an accrual for certain media claims of $224,000 and in the first quarter of 2009 we began making installment payments while negotiations are ongoing to arrive at the final settlement agreement with the suppliers. Also in the first quarter of 2009, we became aware of a product supplier claim for $9,000 for which we provided an accrual. An informal settlement has been reached with the product supplier and payments will begin in the second quarter of 2009. Management estimates that the aggregate payout of all claims combined, would not exceed $100,000 if all negotiations failed, however, because we are vigorously defending our position and have viable counter arguments, we believe that in most cases, we will prevail. As discussed above, accruals have been provided, when the facts and circumstances of each claim, warrants it.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

NOTE 11. – COMMON STOCK

Common Stock

In January 2007, the Company was capitalized through the issuance of 10,000 shares of common stock. The initial capitalization also included cash along with certain assets and liabilities of its predecessor, Divine Skin, Inc., a New York corporation, which totaled $387,259. Divine Skin, Inc. was owned by the same stockholders that currently own the Company. The Company’s stockholders also contributed additional capital during the years ended December 31, 2008 and 2007 of $0 and $179,119, respectively. The additional capital contributions were used to fund the growth, product development and operational activities.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 11. – COMMON STOCK (Continued)

Subscription for Common Stock

In November 2008, the Company received a $213,174 cash advance from a potential foreign investor to subscribe to purchase 426,348 shares of the Company’s common stock under the offering at a price of $0.50 per share. The Company received $149,222 net proceeds after issuance costs of $63,952, which has been recorded as a component of the Company’s equity pending acceptance of the subscription contract and the issuance of common shares. The subscription was accepted in January 2009 however, the common shares have not yet been issued. The Company has engaged the services of a stock transfer agent and is in the final stages of issuing share certificates for accepted subscribed shares.

Warrants

The Company has issued warrants to a selling agent to purchase one share of Common Stock of the Company for every ten Shares sold under the PPM. The exercise price of each warrant is $0.01 per share. The warrants are exercisable for five years from the date of issuance. Based on the PPM price of $0.50 per share, the warrants are “in the money” upon issuance. Based on subscription funds received in November 2008 and accepted in January 2009, the Company has recorded an expense of $20,891 for financial consulting services based on the intrinsic value of the warrants, associated with the subscription proceeds received and subsequently accepted by the Company in January 2009.

Option

The Company has issued an option to a sellingagent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. Based on the current offering price of the PPM of $0.50 per share, the current intrinsic value of the option grant is $980,000. The option expires in five years. The option vests and is exercisable upon the effective date of the OTCBB listing. Due to the uncertainty of ultimate vesting, no value has been recorded for the option.

NOTE 12. – INCOME TAXES

In January 2007, the Company elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code (sections 1361 through 1379), wherein all earnings and losses of the Company are passed through to its shareholders and become taxable income or loss to them as individuals.

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election.

In accordance with SFAS 109, paragraph 28 and specifically SAB Topic 1.B.2, “when a registrant's historical financial statements are not indicative of the ongoing entity … the registration statement should include pro forma financial information that … reflects the impact of … significant changes.” Accordingly, due to the change in tax status in January 2009, we have included pro forma deferred tax information as if the Company had been subject to US Federal and State of Florida income taxation.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 12. – INCOME TAXES (Continued)

The pro forma provision (benefit) for income taxes is summarized as follows:

	Years Ended December 31,
	2008	2007
Current:
Federal	$—	$—
State	—	—

Deferred:
Federal	148,840	1,903
State	13,821	176

Increase in Valuation allowance	(162,661)	(2,079)

Total provision (benefit) for income taxes	$—	$—

The pro forma provision for income taxes differs from the amount computed by applying the federal statutory rate to income (loss) before pro forma provision (benefit) for income taxes as follows:

	Years Ended December 31,
	2008	2007

Expected provision(benefit) at statutory rate	35.0%	35.0%
State taxes	3.3%	3.3%
Valuation allowance for Net Loss	-38.3%	-38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 12. – INCOME TAXES (Continued)

Pro forma deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The pro forma tax effect of these temporary differences representing deferred tax assets and liabilities are as follows:

	As of December 31,
	2008	2007
Deferred tax assets:
Net operating loss carry-forwards	$164,740	$2,079
	—	—
Total deferred tax assets	164,740	2,079
Valuation allowance	(164,740)	(2,079)
Net deferred tax assets	$—	$—

As of December 31, 2008 and 2007 the Company had a pro forma valuation allowance on its deferred tax assets of $164,740 and $2,079, respectively, which relates to net operating losses. The pro forma valuation allowance increased $162,661 and $2,079 in the years ended December 31, 2008 and 2007 respectively. The increase in 2008 and 2007 were attributable to accumulated net operating losses.

As of December 31, 2008 and 2007, the Company had pro forma net operating loss carry-forwards of $430,693 and $5,436, respectively. Unused net operating loss carry-forwards will expire at various dates beginning 2027.

As of December 31, 2008 and 2007, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties. The Company is not under examination by either the US federal or State of Florida tax authorities.

NOTE 13. – SUBSEQUENT EVENTS

Subsidiaries

DS Laboratories, Inc. (a Florida Corporation) - In January 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) for a nominal amount. DS Laboratories, Inc. (a Florida Corporation) was established in January 2007 for the purposes to holding the trade and brand name. The company recorded no transactions during the fiscal years 2007 and 2008. DS Laboratories, Inc. (a Florida Corporation) was a related but separate entity until the acquisition. Subsequent to the acquisition, DS Laboratories, Inc. (a Florida Corporation) will operate as a wholly owned subsidiary of the Company.

Sigma Development and Holding Co., Inc. - In January 2009, the Company acquired 100% of the outstanding shares of Sigma for a nominal amount. Sigma was founded by Mr. Smirnov, who is our Vice President’s father. Sigma was founded as an upscale brand addition to the Company’s product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma will operate as a wholly owned subsidiary of the Company and Mr. Smirnov will not continue his involvement in Sigma.

Polaris Labs, Inc. – In March 2009, Polaris was founded as a wholly owned subsidiary of the Company. Polaris was founded, to distribute enhanced professional versions of the Company’s products that, due to government regulations, can only be sold to physicians and to foreign distributors where local regulations permit consumer distribution.

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 13. – SUBSEQUENT EVENTS (Continued)

Recapitalization

In January 2009, Divine Skin authorized an amendment and restatement its articles of incorporation to provide, among other things, (a) that the authorized common stock be increased to 300,000,000 shares and (b) that up to 30,000,000 shares of “blank check” preferred stock are authorized. Immediately thereafter, the Company declared a stock dividend of 10,000 shares for one share. Subsequent to the stock dividend, there were 100,000,000 shares of common stock outstanding.

Following the stock dividend, the three shareholders of Divine Skin (which at such time constituted all of the shareholders of Divine Skin) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009, each share of Series A Preferred Stock is entitled to 10 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

Private Placement Memorandum

. As of March 31, 2009, the Company has received and accepted funded subscriptions to purchase 767,548 shares of common stock at a price of $0.50 per share. The transactions were arranged through a third party selling agent that received $115,132, which was recorded as issuance costs.   Subscribed common shares have not yet been issued. The offering was made solely to “non U.S. Persons” within the meaning of Rule 902 of Regulation S under the Securities Act of 1933.

Furthermore, a selling agent received a warrant to purchase one share of Common Stock of the Company for every ten Shares sold under this Offering. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. One of the Selling Agents engaged by the Company has also entered into a Consulting Agreement under which he will assist the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Selling Agent has received options to purchase 2,000,000 shares at $0.01 exercisable upon the effective date of the OTCBB listing.

Corporate Headquarters

In March 2009, the Company relocated its corporate headquarters to new facilities located at 1135 Kane Concourse, 6th Floor Bay Harbor Islands, FL 33154-2025. The Company leases approximately 3,200 square feet of office space, which the Company considers to be adequate for its needs. The lease calls for payments of $7,250 monthly in the first lease year, $8,000 monthly in the second lease year and $8,320 monthly in the third lease year through March 2012.

Change in Tax Status

In January 2009, when the Company accepted the subscription for common shares from a foreign investor, the Company no longer qualified for its Subchapter S election. (See Note 12)

DIVINE SKIN, INC. (dba DS LABORATORIES)

NOTES TO FINANCIAL STATEMENTS

NOTE 13. – SUBSEQUENT EVENTS (Continued)

2009 Equity Incentive Plan

Overview - The Company initiated a 2009 Equity Incentive Plan (the "Plan") are to:

1.

attract and retain the best available personnel for positions of substantial responsibility,

2.

provide additional incentives to Employees, Directors and Consultants, and

3.

promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan - The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility - Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations - Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term - The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting - Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is six months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every six months thereafter until fully vested and exercisable.